ASSET MANAGEMENT FUND
SHAREHOLDER VOTING RESULTS (Unaudited)
APRIL 30, 2002

The Special Meeting of Shareholders of the Asset Management
Fund was held on February 20, 2002, at which the shareholders voted on four proposals. Each proposal and the results of the voting are set forth below.

A-ARM Fund-To eliminate the fundamental policy of the ARM
Fund requiring investment of 65% of the portfolio's assets in adjustable rate mortgage securities. Of 245,292,572 share positions of record, the voting was as follows:

                                         Shares Voted
For.............................. 154,128,608
Against......................... 8,114,991
Abstain......................... 212,614
Total............................ 162,456,213

B-Short U.S. Government Fund-To eliminate the fundamental policy of the Short U.S. Government Fund requiring investment of 65% of the portfolio's assets in U.S. government obligations.
Of 21,379,915 share positions of record, the voting was as follows:

                                          Shares Voted
For.............................. 16,022,580
Against......................... 339,407
Abstain......................... 18,390
Total............................ 16,380,377

C-Intermediate Mortgage Fund-To eliminate the fundamental policy of the Intermediate Mortgage Fund requiring investment of 65% of the portfolio's assets in mortgage-related securities. Of 24,623,058 share positions of record, the voting was as follows:

                                          Shares Voted
For.............................. 18,266,653
Against......................... 13,004
Abstain......................... 760,557
Total............................ 19,040,214

D-U.S. Government Mortgage Fund-To eliminate the fundamental policy of the U.S. Government Mortgage Fund requiring 65% of the portfolio's assets in mortgage-related securities. Of 10,163,777 share positions of record, the voting was as follows:

                                         Shares Voted
For.............................. 7,706,783
Against......................... --
Abstain......................... --
Total............................ 7,706,783